Exhibit 99.1

Newtek Declares Third Quarter 2017 Dividend of $0.44 per Share

Increases 2017 Annual Cash Dividend Forecast to $1.64 per Share; an Approximate 7.2% Increase Over the 2016 Annual Dividend

Lake Success, N.Y. - August 21, 2017 - Newtek Business Services Corp. (“Newtek” or the “Company”), (NASDAQ: NEWT), an internally managed business development company ("BDC"), today announced that its Board of Directors declared a third quarter 2017 cash dividend(1) of $0.44 per share, payable on September 29, 2017 to shareholders of record as of September 22, 2017.  In addition, the Company increased its 2017 annual cash dividend forecast by $0.07 per share, to $1.64(2) per share, which represents an approximate 7.2% increase over the 2016 annual cash dividend of $1.53 per share and an approximate 4.5% increase over the Company’s previous 2017 annual dividend forecast of $1.57 per share.

Barry Sloane, Chairman, President and Chief Executive Officer commented, “We are pleased to announce the Board’s declaration of our third quarter 2017 cash dividend of $0.44 per share, and the increase in our 2017 annual dividend forecast to $1.64 per share. We believe our business model continues to perform with growth in our loan originations and a robust pipeline of potential portfolio company investment targets at its forefront.”

Note regarding Dividend Payments: The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

(1)	The dividend will be paid in cash, or shares of the Company's Common Stock through participation in the Company's dividend reinvestment program (“DRIP”), at the election of shareholders.

(2)	Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.
Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com